UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 7, 2008

Regal Entertainment Group

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31315	02-0556934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7132 Regal Lane, Knoxville, Tennessee 37918

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 865-922-1123

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

                    The Compensation Committee of the Board of Directors (the “Compensation Committee”) of Regal Entertainment Group (the “Company”) previously approved the Company’s annual executive incentive program, the summary of which was filed as Exhibit 10.15 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2004.  At the beginning of 2008, the Compensation Committee amended the annual executive incentive program, including the performance goals that may be used by the Compensation Committee in establishing awards and the maximum amount of cash or equity that may be awarded in any given year, in connection with establishing annual incentive cash bonus targets for 2008.  Such awards and amendments were contingent upon stockholders’ approval of the material terms for payment of the Company’s executive incentive compensation at the annual stockholders meeting on May 7, 2008 (the “Annual Meeting of Stockholders”).  In connection with the Company’s stockholders’ approval of the material terms for payment of the Company’s executive incentive compensation at the Annual Meeting of Stockholders, the amendments to the Company’s annual executive incentive program became effective. The foregoing description of the Company’s annual executive incentive program is qualified in its entirety by the summary attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(a)           Financial statements of businesses acquired.

N/A

(b)           Pro forma financial information.

N/A

(c)           Shell company transactions.

N/A

(d)           Exhibits.

Exhibit No.	Description

10.1	Summary of Regal Entertainment Group’s Annual Executive Incentive Program

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL ENTERTAINMENT GROUP

Date: May 13, 2008	By:	/s/ PETER B. BRANDOW
Name: Peter B. Brandow
Title: Executive Vice President,
General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

10.1	Summary of Regal Entertainment Group’s Annual Executive Incentive Program